UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2005

COMMERCE ENERGY GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32239 (Commission File Number)	20-0501090 (IRS Employer Identification No.)

600 Anton Blvd., Suite 2000 Costa Mesa, California (Address of principal executive offices)		92626 (Zip Code)

Registrant’s telephone number, including area code: (714) 258-0470

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On January 12, 2005, the stockholders of Commerce Energy Group, Inc. (the “Company” or “Commerce”) approved the Commerce Energy Group, Inc. 2005 Employee Stock Purchase Plan (the “ESPP”), pursuant to a proposal that was submitted to the stockholders for approval at the Company’s Annual Meeting of Stockholders.

Summary of 2005 Employee Stock Purchase Plan

     The ESPP will allow eligible employees, officers, directors and consultants of the Company and its designated affiliates to purchase, through payroll deductions, shares of the Company’s Common Stock. Below is a summary of the principal provisions of the ESPP and its operation. A copy of the ESPP is filed as Exhibit 10.1 to this Current Report, and is incorporated herein by reference. The following description of the ESPP is qualified in its entirety by reference to Exhibit 10.1 to this Current Report.

     Purpose. The ESPP is primarily designed to retain and motivate the employees of the Company and its designated affiliates by encouraging them to acquire ownership in the Company on a tax-favored basis. In particular, the ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code and thereby to allow participating employees to defer recognition of taxes when purchasing common stock at a discount under such a purchase plan. The Company will not be reserving any shares of Common Stock for issuance under the ESPP. Instead, a designated broker will be purchasing shares for participants on the open market. To the extent the purchase price for shares sold under the ESPP is below fair market value, the Company will make cash payments to the broker to subsidize the discount.

     Administration. The ESPP will be administered by the Board of Directors or a person or committee appointed from time to time by the Board of Directors (the “Administrator”). The Board of Directors or the Administrator, if one has been appointed, is vested with full authority to construe, interpret and apply the terms of the ESPP, to determine eligibility, to adjudicate all disputed claims under the ESPP, to adopt, amend and rescind any rules deemed appropriate for the administration of the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Determinations by the Board of Directors or the Administrator, as to the interpretation and operation of the ESPP, will be final and binding on all parties.

     Offering Periods and Purchase Dates. Under the ESPP, twelve monthly offerings (each, an “Offering”) of shares of the Company’s Common Stock will be made each year. Generally, each Offering is of one (1) month’s duration beginning on the first day of each calendar month (e.g., January 1, February 1, March 1, etc.) and ending on the last day of the same calendar month (the “Purchase Period”). However, the first Offering will begin on or after February 1, 2005 (subject to obtaining stockholder approval at the Annual Meeting) and will end on the last day of the calendar month in which the first Offering begins. The Administrator or the Board of Directors may change the Purchase Period associated with future Offerings to up to 27 months, without stockholder approval.

     Eligibility. All employees of the Company and its designated subsidiaries (including designated related entities, for sub-plans) will be eligible to participate in the ESPP, except persons whose customary employment is less than 20 hours per week or five months or less per year, and persons who have been employed by us for less than six months as of the date 30 days before the first business day of the Purchase Period. Persons who are deemed for purposes of Section 423(b)(3) of the Code to own shares of Common Stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock or shares of a subsidiary will be ineligible to participate in the ESPP. In addition, if an option granted pursuant to the ESPP would permit a person’s rights to purchase shares of Common Stock to accrue at a rate that exceeds $25,000 of the fair market value (“Fair Market Value”) of such Common Stock for any calendar year, such person will not be eligible to participate in the ESPP. In addition, the Board of Directors or the Administrator, in its sole discretion, may permit Company non-employee directors, employees who are 5% or more stockholders, and consultants to participate in certain sub-plans which are not designed to qualify as Code Section 423 plans. As of the Record Date, the Company and its designated affiliates had no non-employee directors or consultants who were eligible to participate in the ESPP and approximately 165 employees who were eligible to participate in the ESPP.

     Participation. Eligible employees may elect to participate in one or more of the Offerings, by electing to make payroll deductions during the Offering. The amount of the payroll deductions must not exceed a percentage (initially 10%) of the participant’s compensation for a pay period that the Board of Directors or the Administrator establishes from time to time or $1,000, and a participant may not purchase more than $2,000 worth of Common Stock or an amount equal to more than 10% of the participant’s compensation during an Offering, subject to both adjustment for capital changes and to the discretion of the Board of Directors or the Administrator to revise this number for any Offering before it commences. All sums deducted from the regular compensation of participants will be credited to a share purchase account established for each participant on the Company’s books, but prior to use of these funds for the purchase of shares of Common Stock in accordance with the ESPP, the Company may use these funds for any valid corporate purpose. The Company will not be under any obligation to pay interest on funds credited to a participant’s stock purchase account in any event.

     Price. The price per share of Common Stock sold under the ESPP during an Offering will be 85% of closing price of the Company’s Common Stock on the American Stock Exchange on the first day or last day of such Offering, whichever is lower; provided that, before the first business day of any Purchase Period, the Board of Directors or the Administrator may establish a different formula for determining the price, so long as the formula does not result in a lower price than is allowed under Code Section 423(b)(6). Each participating employee will receive an option, effective on the first day of the Offering, to purchase shares of Common Stock on the last day of the Offering. The number of shares which a participant may purchase under the option during each Offering will be the quotient of the aggregate payroll deductions in the Offering authorized by the participant, and not withdrawn, divided by the applicable purchase price.

     Purchase of Shares. A participant’s option to purchase Common Stock pursuant to the ESPP will be automatically exercised on the last day of each applicable Offering. Before that date, a participant may terminate his or her participation in the ESPP by providing written notice to the Company or its designated broker (“Designated Broker”) at least five days prior to the last day of the Offering. A participant who terminates his or her participation in the ESPP during an Offering will receive a refund of his or her ESPP contributions. If a participant fails to work at least twenty hours per week during an Offering, the participant shall be deemed to have terminated his or her participation in the ESPP. A participant who withdraws from an offering may enroll in a subsequent Purchase Period, but only once within the same calendar year. Other than terminating his or her participation in the ESPP altogether, once an Offering begins, a participant may not increase or decrease how much he or she has elected to contribute to the ESPP during the Offering (unless the Board of Directors or the Administrator provides for such before the Offering begins).

     The Designated Broker will purchase the shares of Common Stock authorized for issuance under the ESPP on the open market. To the extent that the purchase price for the shares is below Fair Market Value for any Purchase Period, the Company will pay the Designated Broker the amounts necessary to subsidize the purchase price for shares purchased on the open market.

     Transferability. Options under the ESPP may not be assigned, transferred, pledged or otherwise disposed of except by will or in accordance with the laws of descent and distribution.

     Employment Termination. If a participant’s employment terminates for any reason, his or her payroll deductions or contributions will be refunded, and the participant will have up to thirty days to transfer Common Stock that the Company or the Designated Broker holds for the benefit of the participant from the ESPP to himself or herself, a designated beneficiary or a broker. If the participant’s shares of Common Stock are not so transferred, a share certificate will be issued and mailed to the participant.

     Duration of ESPP. If approved at the Annual Meeting, the ESPP will expire on January 12, 2015, unless the Board exercises its discretion to terminate it on an earlier date.

     Amendment or Termination of the ESPP. The Board of Directors may at any time amend or terminate the ESPP, subject to stockholder approval to the extent the Board or the Administrator determines that such approval is appropriate, for example, to conform the ESPP with Section 423 of the Code (currently, for example, the approval of the stockholders of the Company is required to increase the number of shares of Common Stock authorized for purchase under the ESPP or to change the class of employees eligible to receive options under the ESPP, other than to designate additional affiliates as eligible subsidiaries for the ESPP).

     Change in Company Capital Structure. If there is any change in the shares of the Company as a result if a merger, consolidation, reorganization, recapitalization, declaration of stock dividends, stock split, combination of shares, exchange of shares, change in corporate structure or similar event, appropriate adjustments will be made to the class and number of shares that the ESPP may issue the class and number of shares each participant may purchase, and the class and number of shares and the price per share under each outstanding purchase right.

Item 8.01 Other Events.

     On January 12, 2005, the Company held its Annual Meeting of Stockholders. The following four proposals were presented and voted on at the Annual Meeting: (a) the election of two Class I directors to the Board of Directors to hold office for a term of three years or until his successor is elected and qualified; (b) a proposal to approve the Commerce Energy Group, Inc. 2005 Employee Stock Purchase Plan; (c) a proposal to approve the Commerce Energy Group, Inc. 2005 Stock Incentive Plan; and (d) a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending July 31, 2005.

     The following nominees to the Board of Directors were elected to serve as Class I directors to hold office for a term of three years or until his successor is elected and qualified: Gregory L. Craig and Mark C. Pocino. Mark S. Juergensen, Peter Weigand and Charles E. Bayless continued as Class II Directors and Ian B. Carter and Robert C. Perkins continued in office as Class III Directors after the Annual Meeting. Following the Annual Meeting, the Company’s board of directors appointed Mark C. Pocino to the Company’s Audit Committee. The tabulation of the votes cast for the election of directors was as follows:

Nominee	Votes For	Votes Withheld
Gregory L. Craig	16,001,880	1,154,459
Mark C. Pocino	16,028,080	1,128,259

     The proposal to approve the Commerce Energy Group, Inc. 2005 Employee Stock Purchase Plan was approved. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes
10,713,334	1,515,773	340,569	4,571,329

     The proposal to approve the Commerce Energy Group, Inc. 2005 Stock Incentive Plan was not approved. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes
5,601,375	6,583,979	402,322	4,571,329

     The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending July 31, 2005 was approved. The tabulation of votes was as follows:

For	Against	Abstain	Broker Non-Votes
16,397,801	360,137	398,401	0

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Commerce Energy Group, Inc. 2005 Employee Stock Purchase Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Commerce Energy Group, Inc.. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCE ENERGY GROUP, INC. a Delaware corporation
Date: January 19, 2005	By:	/s/ RICHARD L. BOUGHRUM
		Name:	Richard L. Boughrum
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Commerce Energy Group, Inc. 2005 Employee Stock Purchase Plan.